Exhibit 10.1

EXECUTION COPY

SEVENTH AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     This SEVENTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of this 2nd day of March, 2005 among WILSONS LEATHER HOLDINGS INC., a Minnesota corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Lender, Term Lender, Swing Line Lender and as Agent (“Agent”), the Credit Parties signatory hereto and the Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

RECITALS

     WHEREAS, Borrower, certain Credit Parties, Agent and Lenders have entered into that certain Fourth Amended and Restated Credit Agreement dated as of April 23, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

     WHEREAS, Borrower, the Credit Parties signatories to the Credit Agreement, the Lenders and Agent wish to amend certain provisions of the Credit Agreement, as more fully set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1 Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:

     (a) The second sentence of clause (iv) of Section 1.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     “Furthermore, notwithstanding any provision to contrary set forth herein, in no event and at no time shall the sum of the aggregate outstanding Revolving Loan plus the Swing Line Loan plus the outstanding principal balance of the Term Loan B exceed the sum of (i) ninety two and one-half percent (92.5%) of the Inventory GOB Value, (ii) ninety two and one-half percent (92.5%) of the Trade L/C Inventory GOB Value and (iii) eighty five percent (85%) of the book value of Eligible Accounts (the “GOB Loans Cap”).”

     (b) Section 1.3(c) of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

     “In addition, on or prior to February 28, 2006 Borrower may, with two prepayments (the first of which prepayments shall be in an amount of at least $5,000,000 and the second of which prepayments shall be in an amount not to exceed $5,000,000), partially prepay Term Loan B in a principal amount not to exceed $10,000,000 in the aggregate for all such prepayments, as long as Borrower shall have delivered to Agent (i) at least ten (10) days prior to each such prepayment projections, in form and substance reasonably satisfactory to Agent and taking into account such prepayment, which demonstrate that the sum of (1) the amount of unrestricted cash owned and held by Borrower plus (2) the Borrowing Availability shall be at least $15,000,000 at all times during the 12-month period commencing on the date of such proposed prepayment and (ii) at the time of each such prepayment, an officer’s certificate certifying that no Default or Event of Default exists at the time of such prepayment (or would occur as a result thereof).”

     (c) Section 1.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     “1.6 Applicable Margins. The Applicable Swing Line Margin, Applicable Index Margin, Applicable LIBOR Margin and Applicable L/C Margin will be 1.50%, 0.25%, 1.50% and 1.50% per annum, respectively.

     The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Ultimate Parent’s and its Subsidiaries’ consolidated financial performance, commencing with the first day of the first calendar month that occurs more than one (1) day after delivery of Ultimate Parent’s quarterly Financial Statements to Agent and Lenders for the Fiscal Quarter ending on or about the last day of October, 2005 pursuant to Schedule G hereof. All adjustments in the Applicable Margins thereafter shall be implemented quarterly on a prospective basis, for each calendar month commencing at least one (1) day after the date of delivery to Agent and Lenders of the Ultimate Parent’s quarterly Financial Statements pursuant to Schedule G hereof evidencing the need for an adjustment. Adjustments in Applicable Margins will be determined by reference to the following grids:

If EBITDA of Ultimate Parent, for the then most	Level of
recently completed four Fiscal Quarter period, is:	Applicable Margins:
≥ 25,000,000	Level I
≥ 19,000,000, but < 25,000,000	Level II
< 19,000,000	Level III

	Level I	Level II	Level III
Applicable Swing Line Margin	1.25%	1.50%	1.75%
Applicable Index Margin	0.00%	0.25%	0.50%

	Level I	Level II	Level III
Applicable LIBOR Margin	1.25%	1.50%	1.75%
Applicable L/C Margin	1.25%	1.50%	1.75%

     Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If any Default or an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which all Defaults or Events of Default are waived or cured.”

     (d) Section 1.9(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     ”(b) As additional compensation for the Lenders having Revolving Loan Commitments, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower’s non-use of funds (the “Non-Use Fee”) in an amount equal to 0.25% per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the Non-Use Fee is due.”

     (e) Clause (c) of Schedule I to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     ”(c) Minimum EBITDA. If at any time during any Fiscal Month the sum of (i) the amount of unrestricted cash owned and held by Borrower at such time plus (ii) the Borrowing Availability at such time, is less than $15,000,000, Ultimate Parent shall have EBITDA for the twelve month period ending on the last day of such Fiscal Month, of not less than the amount set forth opposite such Fiscal Month below:

Month	EBITDA
February 2005	$21,724,000
March 2005	$21,737,000
April 2005	$20,705,000
May 2005	$19,694,000

Month	EBITDA
June 2005	$19,574,000
July 2005	$18,859,000
August 2005	$18,852,000
September 2005	$18,464,000
October 2005	$17,893,000
November 2005	$18,173,000
December 2005	$17,652,000
January 2006	$19,054,000
Each Fiscal Month from and including February 2006 and through and including January 2007	an amount equal to the EBITDA of Ultimate Parent for the Fiscal Year ending in January, 2006
Each Fiscal Month from and including February 2007 and through and including January 2008	an amount equal to the EBITDA of Ultimate Parent for the Fiscal Year ending in January, 2007
February 2008 and each Fiscal Month thereafter	an amount equal to the EBITDA of Ultimate Parent for the Fiscal Year ending in January, 2008"

Section 2 Representations and Warranties. Borrower and the Credit Parties who are party hereto represent and warrant that:

     (a) the execution, delivery and performance by Borrower and such Credit Parties of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower and such Credit Parties enforceable against Borrower and such Credit Parties in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

     (b) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

     (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s or Credit Parties’ certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower, the Credit Parties or any of their Subsidiaries is a party or by which Borrower, the Credit Parties or any of their Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof; and

     (d) no Default or Event of Default will exist or result after giving effect hereto.

Section 3 Conditions to Effectiveness. This Amendment will be effective only upon execution and delivery of this Amendment by Borrower, the Credit Parties that are listed on the signature pages hereto, the Agent and each Lender.

Section 4 Reference to and Effect Upon the Credit Agreement.

     (a) Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and refer to the Credit Agreement as amended hereby.

Section 5 Waiver and Release.

     In consideration of the foregoing, each of Borrower and each Credit Party hereby waives, releases and covenants not to sue Agent or any Lender with respect to, any and all claims it may have against Agent or any Lender, whether known or unknown, arising in tort, by contract or otherwise prior to the date hereof relating to one or more Loan Documents.

Section 6 Costs and Expenses.

     As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

Section 7 Governing Law.

     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

Section 8 Headings.

     Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 9 Counterparts.

     This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

Section 10 Confidentiality.

     The matters set forth herein are subject to Section 11.18 of the Credit Agreement, which is incorporated herein by reference.

[signature pages follow]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER: WILSONS LEATHER HOLDINGS INC.
By:	/s/ Stacy Kruse
Title:	Vice President Finance, Treasurer

Revolving Loan Commitment: $41,666,667 (including $10,000,000 Swing Line Commitment)	GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Lender and Swing Line Lender

Term Loan B Commitment:	By:	/s/ Kristina M. Miller
$25,000,000	Title:	Duly Authorized Signatory

Revolving Loan Commitment: $20,833,333	LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, as agent for Standard Federal Bank National Association, as Lender

	By:	/s/ Matthew Potter
	Title:	Assistant Vice President

Revolving Loan Commitment: $31,250,000	THE CIT GROUP/BUSINESS CREDIT, INC., as Lender and Documentation Agent

	By:	/s/ Deborah Rogut
	Title:	Vice President

Revolving Loan Commitment: $31,250,000	WELLS FARGO RETAIL FINANCE II, LLC, as Lender and Syndication Agent

	By:	/s/ Eileen Quinn
	Title:	Senior Vice President

[Signature Page to Seventh Amendment]

     The undersigned are executing this Amendment in their capacity as Credit Parties:

Wilsons The Leather Experts Inc.

By:	/s/ Stacy Kruse

Title:	Vice President Finance, Treasurer

Wilsons Center, Inc.

By:	/s/ Stacy Kruse

Title:	Vice President Finance, Treasurer

Rosedale Wilsons, Inc.

By:	/s/ Stacy Kruse

Title:	Vice President Finance, Treasurer

River Hills Wilsons, Inc.

By:	/s/ Stacy Kruse

Title:	Vice President Finance, Treasurer

Bermans The Leather Experts Inc.

By:	/s/ Stacy Kruse

Title:	Vice President Finance, Treasurer

[Signature Page to Seventh Amendment]